UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To satisfy certain payment timing provisions under Internal Revenue Code section 409A, effective as of December 31, 2008, KBR, Inc. (“KBR”):

1.

Amended and restated the following nonqualified deferred compensation and incentive compensation plans: KBR Supplemental Executive Retirement Plan; KBR Elective Deferral Plan; KBR Benefit Restoration Plan; and KBR Senior Executive Performance Pay Plan.

The amended and restated nonqualified deferred compensation and incentive compensation plans, in the order as listed above, are attached to this report as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

2.

Amended the existing severance and change in control agreements for the following officers of KBR: Klaudia J. Brace, Senior Vice President, Administration; Dennis L. Calton, Executive Vice President, Operations; Timothy B. Challand, President, Technology; T. Kevin DeNicola, Senior Vice President and Chief Financial Officer; Andrew D. Farley, Senior Vice President and General Counsel; John W. Gann, Jr., Vice President and Chief Accounting Officer; Thomas Mumford, Senior Vice President, Commercial; John W. Quinn, President, Downstream; John L. Rose, President, Upstream; and David Zimmerman, President, Services.

The amendment to the existing severance and change in control agreements is attached to this report as Exhibit 10.5.

3.	Amended the existing executive employment agreement for Bruce A. Stanski, President, Government and Infrastructure.

The amendment to Mr. Stanski’s executive employment agreement is attached to this report as Exhibit 10.6.

Effective December 31, 2008, KBR Technical Services, Inc. and its parent company, KBR, entered into a severance and change in control agreement (the “Agreement”) with William P. Utt, President and Chief Executive Officer of KBR. This Agreement replaces the executive employment agreement entered into by KBR Technical Services, Inc. and Mr. Utt on March 15, 2006.

A copy of the Agreement is filed with this report as Exhibit 10.7 and is incorporated herein by reference. The following summary of the terms of the Agreement is qualified in its entirety by reference to Exhibit 10.7.

The Agreement is effective December 31, 2008, and will terminate automatically on the earlier of (i) Mr. Utt’s termination of employment with KBR and its affiliates or (ii) in the event of a change in control during the term of the agreement, two years following the change in control. The Agreement provides for (i) severance termination benefits (prior to a change in control), (ii) double-trigger change in control termination benefits (on or after a change in control), and (iii) death, disability, and retirement benefits. As a condition of receipt of these benefits (other than the death and disability benefits), Mr. Utt must first execute a release and full settlement agreement. The Agreement contains customary confidentiality, noncompetition, and nonsolicitation covenants, as well as a mandatory arbitration provision. In addition, the Agreement contains a clawback provision that allows KBR to recover any benefits paid under the Agreement if KBR determines within two years after Mr. Utt’s termination of employment that Mr. Utt’s employment could have been terminated for cause. With the exception of unvested restricted stock and restricted stock units granted to Mr. Utt by KBR on or before April 9, 2007, the Agreement provides that all unvested stock options, SARs, restricted stock, restricted stock units, and performance awards granted to Mr. Utt by KBR will be forfeited upon severance. Such awards, however, will fully vest upon a double-trigger change in control termination.

ITEM 9.01.	Financial Statement and Exhibits

(d)	Exhibits
	10.1	KBR Supplemental Executive Retirement Plan.
	10.2	KBR Elective Deferral Plan.
	10.3	KBR Benefit Restoration Plan.
	10.4	KBR Senior Executive Performance Pay Plan.
	10.5	Form of Amendment to the 2008 Severance and Change in Control Agreement.
	10.6	Amendment to the Bruce A. Stanski 2004 Executive Employment Agreement.
	10.7	William P. Utt Severance and Change in Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: January 7, 2009	By:	/s/Jeffrey B. King
Vice President, Public Law